Exhibit 99.1

As previously announced, TDSTM will hold a teleconference Aug. 6, 2009 at 10:00 a.m. Chicago time.  Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com.

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations (312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS SECOND QUARTER 2009 RESULTS

Note: Comparisons are year over year unless otherwise noted.

2Q 2009 Highlights

Enterprise/TDS Corporate

§	Operating revenues were $1,242.5 million.
§	3 percent increase in operating income, to $154.6 million.
§	Repurchased 2,684,267 TDS special common shares for $73.9 million.

Wireless/U.S. Cellular®

§	Service revenues were $974.8 million, which includes a $22.0 million loss in inbound roaming revenues.
§	31 percent increase in data revenues, to $162.0 million, representing 17 percent of service revenues.
§	ARPU (average monthly service revenue per unit) was $52.41.
§	20 percent increase in operating income, to $140.9 million.
§	Postpay churn was 1.7 percent; postpay customers comprised 95 percent of retail customers.
§	7 percent increase in cell sites in service, to 7,043.
§	Repurchased 140,000 common shares for $6.0 million to offset dilution from employee benefit plans.

Wireline/TDS Telecom®

§	20 percent increase in ILEC high-speed data customers, to 197,100; CLEC high-speed data customers totaled 38,700.
§	17 percent increase in ILEC data revenues, to $25.5 million.
§	ILEC equivalent access lines increased less than 1 percent to 775,800, due in part to acquisitions; ILEC physical access lines decreased to 548,000.

CHICAGO – Aug. 6, 2009 – Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,242.5 million for the second quarter of 2009, a decrease of 3 percent from $1,274.4 million in the comparable period one year ago. The company recorded operating income of $154.6 million, up 3 percent from $149.7 million in the second quarter of 2008.

“These are challenging times for the national economy and for many of our customers,” said LeRoy T. Carlson, Jr., TDS president and CEO. “In many of our markets, unemployment is high and some customers are seeking to economize on their communications services. While TDS’ revenue was down modestly in the quarter, the company increased its operating income by controlling spending. TDS remains very strong financially, with more than $800 million in cash and short-term investments, some of which the company is using to repurchase TDS shares.

“Data services continue to be a focal point for growth at U.S. Cellular and TDS Telecom,” continued Carlson. “Data revenue at U.S. Cellular grew 31 percent, despite a net loss of retail customers. Operating income also increased, overcoming an expected and sizeable reduction in inbound roaming revenue. U.S. Cellular continues to invest in a more data-centric future by expanding its 3G network, which will reach 70 percent of its customers by year end. The company is also making progress on several major, long-term growth initiatives, which are expected to create deeper customer relationships through improved billing and operational support, a new customer relationship management system, and an updated online sales and support platform.

“TDS Telecom is making good progress on its strategy of being the preferred broadband provider in its markets,” added Carlson. “The ILEC achieved 20 percent growth in high-speed data customers and a 17 percent increase in related revenue. While TDS Telecom continues to experience a decline in physical access lines, the company is moderating the impact of this trend by making significant gains in the number of customers who have its triple play bundles of voice, high-speed data, and DISH® Network services. Triple play customers are much less likely to churn than customers with fewer services. Additionally, TDS Telecom is expanding the availability of its managedIP hosted services, and the company now has 7600 stations in service providing data and voice communications solutions.”

Equity in earnings of unconsolidated entities

In the quarter, TDS recorded a $7.1 million loss on impairment related to a decline in the fair value of an equity method investment. The loss is recorded in Equity in earnings of unconsolidated entities on the consolidated statement of operations.

Guidance

Guidance for the year ending Dec. 31, 2009 is as follows. There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2009 guidance as of Aug. 6, 2009 is as follows:

Net retail customer additions (1)	—
Service revenue	$3,900-$3,950 million
Operating income (2)	$300-$375 million
Depreciation, amortization and accretion(2)	Approx. $600 million
Capital expenditures	Approx. $575 million

TDS Telecom (ILEC and CLEC) 2009 guidance as of Aug. 6, 2009 is as follows:

Operating revenues	$775-$800 million
Operating income (2)	$85-$105 million
Depreciation, amortization and accretion (2)	Approx. $165 million
Capital expenditures	Approx. $125 million

(1)	U.S. Cellular has withdrawn its net retail customer additions guidance for the remainder of 2009 due to uncertainty related to the weak economy and consumer purchasing intentions.
(2)	Includes losses on disposals of assets.

This guidance represents the views of management as of Aug. 6, 2009 and should not be assumed to be accurate as of any other date. TDS undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

Stock repurchase summary

The following represents repurchases of both TDS common shares and TDS special common shares.

Repurchase Period	# Shares	Cost (in millions)
2009 (second quarter)	2,684,267	$73.9
2009 (first quarter)	504,026	$12.1
2008 (full year)	5,861,822	$199.6
Total 2009 and 2008	9,050,115	$285.6

Conference call information

TDS will hold a conference call on Aug. 6, 2009 at 10:00 a.m. Chicago time.

§	Access the live call on the Conference Calls page of www.teldta.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=2355543
§	Access the call by phone at 800/706-9695 (US/Canada) and use conference ID #22679990.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.3 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,400 people as of June 30, 2009. For more information about TDS, visit www.teldta.com.

About U.S. Cellular®

United States Cellular Corporation, the nation’s fifth-largest, full-service wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 6.2 million customers in 26 states. The Chicago-based company employed 8,700 full-time equivalent associates as of June 30, 2009. For more information about U.S. Cellular, visit www.uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; the current credit crisis affecting financial markets, and its effects on the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com
USM: www.uscellular.com
TDS Telecom: www.tdstelecom.com

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Total Population:
Consolidated markets (1)	83,726,000	83,726,000	83,014,000	82,875,000	82,875,000
Consolidated operating markets (1)	46,306,000	46,306,000	46,009,000	45,493,000	45,493,000
All customers:
Total at end of period	6,155,000	6,243,000	6,196,000	6,176,000	6,194,000
Gross additions	317,000	404,000	395,000	367,000	365,000
Net additions (losses)	(88,000)	47,000	20,000	(18,000)	16,000
Market penetration at end of period:
Consolidated markets (2)	7.4%	7.5%	7.5%	7.5%	7.5%
Consolidated operating markets (2)	13.3%	13.5%	13.5%	13.6%	13.6%
Retail customers:
Total at end of period	5,711,000	5,770,000	5,707,000	5,674,000	5,677,000
Gross additions	286,000	366,000	352,000	325,000	318,000
Net postpay additions (losses)	(32,000)	60,000	41,000	12,000	33,000
Net prepay additions (losses)	(27,000)	3,000	(8,000)	(15,000)	1,000

Cell sites in service	7,043	6,942	6,877	6,716	6,596
Average monthly revenue per unit (3)	$52.41	$52.54	$52.71	$54.59	$53.27
Retail service revenue per unit (3) (5)	$46.85	$46.78	$46.43	$46.97	$46.53
Inbound roaming revenue per unit (3) (5)	$3.35	$3.21	$4.25	$5.03	$4.54
Other revenue per unit (3) (5)	$2.21	$2.55	$2.03	$2.59	$2.20
Postpay churn rate (4)	1.7%	1.5%	1.6%	1.6%	1.4%
Construction expenditures (000s)	$91,200	$137,700	$190,000	$146,100	$137,800

(1)	“Total population of consolidated markets” and “Total population of consolidated operating markets” are used only for the purposes of calculating market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).
(2)	Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.
(3)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service revenue (000s)	$974,755	$981,874	$976,952	$1,013,928	$987,352
Components:
Retail service revenue (000s)	871,209	874,098	860,503	872,397	862,392
Inbound roaming revenue (000s)	62,223	60,057	78,768	93,472	84,201
Other revenue (000s)	41,323	47,719	37,681	48,059	40,759

Divided by average customers (000s)	6,199	6,229	6,178	6,191	6,178
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$52.41	$52.54	$52.71	$54.59	$53.27
Retail service revenue per unit	$46.85	$46.78	$46.43	$46.97	$46.53
Inbound roaming revenue per unit	$3.35	$3.21	$4.25	$5.03	$4.54
Other revenue per unit	$2.21	$2.55	$2.03	$2.59	$2.20

(4)	Postpay churn rate is calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(5)	Long-distance revenue was reclassified in the fourth quarter of 2008 from Other revenue to Retail service revenue and Inbound roaming revenue. Previous quarters have been adjusted to reflect this change.

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended		6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
TDS Telecom
	ILEC:
	Equivalent access lines (1)	775,800	777,100	776,700	773,700	774,300
	Physical access lines (2)	548,000	556,800	566,200	568,900	577,000
	High-speed data customers (3)	197,100	188,100	178,300	171,300	164,400
	Managed IP stations (4)	1,200	1,000	600	500	300
	Long-distance customers	354,100	348,900	347,000	346,600	346,100
	Construction expenditures (000s)	$26,200	$21,400	$50,200	$33,300	$22,800
	CLEC:
	Equivalent access lines (1)	372,300	381,000	393,000	402,600	417,200
	High-speed data customers	38,700	39,700	40,800	41,900	43,100
	Managed IP stations (4)	6,400	4,100	2,100	600	500
	Construction expenditures (000s)	$5,700	$5,000	$7,200	$4,500	$4,700

(1)	Equivalent access lines are the sum of physical access lines and high-capacity data lines adjusted to estimate the equivalent number of physical access lines in terms of capacity plus the number of managed IP stations.
(2)	A physical access line is the individual circuit connecting a customer to a telephone company’s central office facilities.
(3)	High-speed data customers are the number of customers provided high capacity data circuits via various technologies including digital subscriber line (“DSL”), managed Internet Protocol (“Managed IP”), and dedicated Internet circuit technologies.
(4)	Managed IP stations are the number of telephone handsets providing communications using packet networking technology.

Telephone And Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2009	2008	Amount	Percent
Operating revenues
U.S. Cellular	$1,042,550	$1,060,592	$(18,042)	(2)%
TDS Telecom	195,960	207,424	(11,464)	(6)%
All Other (1)	3,967	6,335	(2,368)	(37)%
	1,242,477	1,274,351	(31,874)	(3)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	760,931	791,213	(30,282)	(4)%
Depreciation, amortization and accretion	138,614	145,258	(6,644)	(5)%
Loss on asset disposals, net	2,086	6,219	(4,133)	(66)%
	901,631	942,690	(41,059)	(4)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	135,818	132,911	2,907	2%
Depreciation, amortization and accretion	41,663	39,071	2,592	7%
Loss on asset disposals, net	402	219	183	84%
	177,883	172,201	5,682	3%
All Other (1)
Expenses excluding depreciation and amortization	5,283	6,020	(737)	(12)%
Depreciation and amortization	3,072	3,697	(625)	(17)%
Loss on asset disposals, net	8	—	8	N/M
	8,363	9,717	(1,354)	(14)%

Total operating expenses	1,087,877	1,124,608	(36,731)	(3)%
Operating income (loss)
U.S. Cellular	140,919	117,902	23,017	20%
TDS Telecom	18,077	35,223	(17,146)	(49)%
All Other (1)	(4,396)	(3,382)	(1,014)	(30)%
	154,600	149,743	4,857	3%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	18,363	22,909	(4,546)	(20)%
Interest and dividend income	2,902	17,455	(14,553)	(83)%
Gain on investments and financial instruments	—	3,088	(3,088)	N/M
Interest expense	(32,245)	(35,570)	3,325	9%
Other, net	(25)	1,902	(1,927)	N/M
Total investment and other income (expense)	(11,005)	9,784	(20,789)	N/M
Income before income taxes	143,595	159,527	(15,932)	(10)%
Income tax expense	53,036	53,261	(225)	—
Net income	90,559	106,266	(15,707)	(15)%
Less: Net income attributable to noncontrolling interests, net of tax	(20,828)	(18,509)	(2,319)	(13)%
Net income attributable to TDS	69,731	87,757	(18,026)	(21)%
Preferred dividend requirement	(13)	(13)	—	—
Net income available to common	$69,718	$87,744	$(18,026)	(21)%

Basic weighted average shares outstanding	110,741	116,267	(5,526)	(5)%
Basic earnings per share attributable to TDS shareholders	$0.63	$0.75	$(0.12)	(16)%

Diluted weighted average shares outstanding	110,971	116,814	(5,843)	(5)%
Diluted earnings per share attributable to TDS shareholders	$0.63	$0.75	$(0.12)	(16)%

(1)	Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.
N/M — Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Statements of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2009	2008	Amount	Percent
Operating revenues
U.S. Cellular	$2,095,314	$2,098,448	$(3,134)	—
TDS Telecom	395,262	413,500	(18,238)	(4)%
All Other (1)	8,547	11,504	(2,957)	(26)%
	2,499,123	2,523,452	(24,329)	(1)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	1,559,083	1,563,900	(4,817)	—
Depreciation, amortization and accretion	276,265	287,788	(11,523)	(4)%
Loss on asset disposals, net	4,277	9,892	(5,615)	(57)%
	1,839,625	1,861,580	(21,955)	(1)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	266,563	261,717	4,846	2%
Depreciation, amortization and accretion	83,526	78,579	4,947	6%
Loss on asset disposals, net	617	198	419	N/M
	350,706	340,494	10,212	3%
All Other (1)
Expenses excluding depreciation and amortization	11,641	10,209	1,432	14%
Depreciation and amortization	6,324	7,817	(1,493)	(19)%
Loss on asset disposals, net	18	—	18	N/M
	17,983	18,026	(43)	—

Total operating expenses	2,208,314	2,220,100	(11,786)	(1)%
Operating income (loss)
U.S. Cellular	255,689	236,868	18,821	8%
TDS Telecom	44,556	73,006	(28,450)	(39)%
All Other (1)	(9,436)	(6,522)	(2,914)	(45)%
	290,809	303,352	(12,543)	(4)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	43,700	44,379	(679)	(2)%
Interest and dividend income	4,974	27,201	(22,227)	(82)%
Interest expense	(62,350)	(76,950)	14,600	19%
Loss on investments and financial instruments	—	(402)	402	N/M
Other, net	474	1,703	(1,229)	(72)%
Total investment and other income (expense)	(13,202)	(4,069)	(9,133)	N/M
Income before income taxes	277,607	299,283	(21,676)	(7)%
Income tax expense	93,674	102,512	(8,838)	(9)%
Net income	183,933	196,771	(12,838)	(7)%
Less: Net income attributable to noncontrolling interests, net of tax	(42,194)	(35,527)	(6,667)	(19)%
Net income attributable to TDS	141,739	161,244	(19,505)	(12)%
Preferred dividend requirement	(26)	(26)	—	—
Net income available to common	$141,713	$161,218	$(19,505)	(12)%

Basic weighted average shares outstanding	111,486	116,919	(5,433)	(5)%
Basic earnings per share attributable to TDS shareholders	$1.27	$1.38	$(0.11)	(8)%

Diluted weighted average shares outstanding	111,698	117,500	(5,802)	(5)%
Diluted earnings per share attributable to TDS shareholders	$1.27	$1.37	$(0.10)	(7)%

(1)	Consists of Suttle-Straus printing and distribution operations, corporate operations and intercompany eliminations.
N/M — Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$664,757	$777,309
Short-term investments	136,495	27,705
Accounts receivable from customers and other	541,228	516,849
Inventory	130,963	122,377
Other current assets	182,359	184,696
	1,655,802	1,628,936

Investments
Licenses	1,453,526	1,441,440
Goodwill	707,840	707,079
Customer lists	28,189	34,032
Investments in unconsolidated entities	234,409	205,768
Other investments	10,177	10,623
	2,434,141	2,398,942

Property, plant and equipment, net
U.S. Cellular	2,578,002	2,620,376
TDS Telecom	894,796	918,454
Other	29,812	30,094
	3,502,610	3,568,924

Other assets and deferred charges	65,179	55,614

Total assets	$7,657,732	$7,652,416

Telephone and Data Systems, Inc. Cconsolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2009	December 31, 2008

Current liabilities
Current portion of long-term debt	$17,427	$15,337
Accounts payable	258,484	319,575
Customer deposits and deferred revenues	169,277	174,101
Accrued interest	14,749	14,236
Accrued taxes	39,618	25,192
Accrued compensation	66,492	90,512
Other current liabilities	114,915	134,334
	680,962	773,287
Deferred liabilities and credits
Net deferred income tax liability	485,290	471,623
Other deferred liabilities and credits	383,507	368,045
	868,797	839,668

Long-term debt	1,619,341	1,621,422

Noncontrolling interests with mandatory redemption features	640	589

Equity
TDS stockholders’ equity
Common Shares, par value $.01	571	571
Special Common Shares, par value $.01	634	634
Series A Common Shares, par value $.01	65	65
Capital in excess of par value	2,075,420	2,066,597
Treasury shares, at cost:
Common Shares	(162,713)	(163,017)
Special Common Shares	(433,440)	(350,091)
Accumulated other comprehensive loss	(13,309)	(16,812)
Retained earnings	2,346,702	2,229,540
Total TDS stockholders' equity	3,813,930	3,767,487

Nonredeemable preferred shares	852	852
Noncontrolling interests	673,210	649,111

Total equity	4,487,992	4,417,450

Total liabilities and equity	$7,657,732	$7,652,416

Telephone and Data Systems, Inc. Balance Sheet Highlights June 30, 2009 (Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
Cash and cash equivalents	$275,920	$29,939	$358,898	$—	$664,757
Affiliated cash investments	—	480,631	—	(480,631)	—
Notes receivable—affiliates	—	—	253,582	(253,582)	—
	$275,920	$510,570	$612,480	$(734,213)	$664,757

Licenses, goodwill and customer lists	$1,946,703	$436,376	$(193,524)	$—	$2,189,555
Investment in unconsolidated entities	192,445	3,659	43,684	(5,379)	234,409
Other investments	4,231	2,452	3,494	—	10,177
	$2,143,379	$442,487	$(146,346)	$(5,379)	$2,434,141

Property, plant and equipment, net	$2,578,002	$894,796	$29,812	$—	$3,502,610

Notes payable—affiliates	$—	$253,582	$480,631	$(734,213)	$—

Long-term debt:
Current portion	$10,088	$428	$6,911	$—	$17,427
Non-current portion	997,651	2,452	619,238	—	1,619,341
Total	$1,007,739	$2,880	$626,149	$—	$1,636,768

Nonredeemable preferred shares	$—	$—	$852	$—	$852

Construction expenditures:
Quarter ended 6/30/09	$91,200	$31,900	$2,500	$—	$125,600
Six months ended 6/30/09	$228,900	$58,300	$3,600	$—	$290,800

TDS Telecom Highlights Three Months Ended June 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2009	2008	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$46,879	$50,925	$(4,046)	(8)%
Data	25,491	21,738	3,753	17%
Network access	67,118	70,727	(3,609)	(5)%
Miscellaneous	8,720	9,809	(1,089)	(11)%
	148,208	153,199	(4,991)	(3)%
Operating expenses
Cost of services and products	48,406	46,873	1,533	3%
Selling, general and administrative expenses	45,828	41,416	4,412	11%
Depreciation, amortization and accretion	35,302	33,502	1,800	5%
Loss on asset disposals, net	283	(25)	308	N/M
	129,819	121,766	8,053	7%

Operating income	$18,389	$31,433	$(13,044)	(41)%

Competitive Local Exchange Carrier Operations
Revenues	$50,093	$55,888	$(5,795)	(10)%

Expenses excluding depreciation, amortization and accretion	43,925	46,285	(2,360)	(5)%
Depreciation, amortization and accretion	6,361	5,569	792	14%
Loss on asset disposals, net	119	244	(125)	(51)%
	50,405	52,098	(1,693)	(3)%

Operating income (loss)	$(312)	$3,790	$(4,102)	N/M

Intercompany revenues	$(2,341)	$(1,663)	$(678)	(41)%
Intercompany expenses	(2,341)	(1,663)	(678)	(41)%
	—	—	—

Total TDS Telecom operating income	$18,077	$35,223	$(17,146)	(49)%

N/M — Percentage change not meaningful.

TDS Telecom Highlights Six Months Ended June 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2009	2008	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$95,457	$102,501	$(7,044)	(7)%
Data	50,551	42,924	7,627	18%
Network access	134,949	140,809	(5,860)	(4)%
Miscellaneous	17,438	18,780	(1,342)	(7)%
	298,395	305,014	(6,619)	(2)%
Operating expenses
Cost of services and products	96,090	91,707	4,383	5%
Selling, general and administrative expenses	86,857	83,897	2,960	4%
Depreciation, amortization and accretion	71,388	67,126	4,262	6%
Loss on asset disposals, net	421	(46)	467	N/M
	254,756	242,684	12,072	5%

Operating income	$43,639	$62,330	$(18,691)	(30)%

Competitive Local Exchange Carrier Operations
Revenues	$101,282	$112,017	$(10,735)	(10)%

Expenses excluding depreciation, amortization and accretion	88,031	89,644	(1,613)	(2)%
Depreciation, amortization and accretion	12,138	11,453	685	6%
Loss on asset disposals, net	196	244	(48)	(20)%
	100,365	101,341	(976)	(1)%

Operating income	$917	$10,676	$(9,759)	(91)%

Intercompany revenues	$(4,415)	$(3,531)	$(884)	(25)%
Intercompany expenses	(4,415)	(3,531)	(884)	(25)%
	—	—	—

Total TDS Telecom operating income	$44,556	$73,006	$(28,450)	(39)%

N/M — Percentage change not meaningful.

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2009	2008
	(Dollars in thousands)
Cash flows from operating activities
Net income	$183,933	$196,771
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	366,115	374,184
Bad debts expense	42,761	36,806
Stock-based compensation expense	14,394	9,022
Deferred income taxes, net	16,237	(316,269)
Loss on investments and financial instruments, net	—	402
Equity in earnings of unconsolidated entities	(43,700)	(44,379)
Distributions from unconsolidated entities	13,239	45,810
Loss on asset disposals, net	4,912	10,090
Noncash interest expense	2,170	7,930
Excess tax benefit from stock awards	(4)	(1,706)
Other operating activities	(41)	(2,103)
Changes in assets and liabilities from operations
Accounts receivable	(62,870)	(59,440)
Inventory	(9,928)	(20,830)
Accounts payable	(63,963)	(4,171)
Customer deposits and deferred revenues	(4,824)	10,303
Accrued taxes	56,741	304,231
Accrued interest	513	(3,780)
Other assets and liabilities	(71,724)	(47,432)
	443,961	495,439

Cash flows from investing activities
Additions to property, plant and equipment	(290,821)	(299,061)
Cash paid for acquisitions and licenses	(15,042)	(334,350)
Cash received from divestitures	50	6,838
Proceeds from disposition of investments	—	226,644
Cash paid to settle derivative liabilities	—	(17,404)
Cash paid for short-term investments	(109,055)	—
Other investing activities	1,990	(934)
	(412,878)	(418,267)

Cash flows from financing activities
Issuance of notes payable	—	100,000
Repayment of notes payable	—	(50,000)
Repayment of variable prepaid forward contracts	—	(47,357)
Repayment of long-term debt	(1,655)	(6,442)
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	743	1,494
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(405)	(1,878)
Excess tax benefit from stock awards	4	1,706
Repurchase of TDS Special Common Shares	(86,565)	(83,013)
Repurchase of U.S. Cellular Common Shares	(19,332)	(14,516)
Dividends paid	(23,814)	(23,922)
Payment of debt issuance costs	(9,959)	—
Distributions to noncontrolling interests	(3,417)	(4,594)
Other financing activities	765	2,067
	(143,635)	(126,455)

Net decrease in cash and cash equivalents	(112,552)	(49,283)

Cash and cash equivalents —
Beginning of period	777,309	1,174,446
End of period	$664,757	$1,125,163